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                                                                  EXECUTION COPY

                                    SIXTH SUPPLEMENTAL INDENTURE (this "Sixth
                           Supplemental Indenture") dated as of March 17, 1998, among TIME WARNER COMPANIES, INC., a Delaware corporation formerly known as Time Warner, Inc. (the "Company"), TIME WARNER INC., a Delaware corporation formerly known as TW Inc. ("TWI"), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation ("TBS"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as successor trustee (the "Trustee").

                  WHEREAS the Company has executed and delivered to the Trustee an Indenture (the "Original Indenture"), dated as of January 15, 1993, as amended from time to time, including by way of the First Supplemental Indenture, dated as of June 15, 1993, between the Company and the Trustee (the "First Supplemental Indenture"), the Second Supplemental Indenture, dated as of October 10, 1996, among the Company, TWI and the Trustee (the "Second Supplemental Indenture"), the Third Supplemental Indenture, dated as of December 31, 1996 among the Company, TWI and the Trustee (the "Third Supplemental Indenture"), the Fourth Supplemental Indenture, dated as of December 17, 1997 among the Company, TWI, TBS and the Trustee (the "Fourth Supplemental Indenture") and the Fifth Supplemental Indenture, dated as of January 12, 1998 among the Company, TWI, TBS and the Trustee (the "Fifth Supplemental Indenture") (the Original Indenture, as so amended, is herein called the "Indenture"), providing for the issuance and sale by the Company from time to time of its senior debt securities (the "Securities", which term shall include any Securities issued under the Indenture after the date hereof);

                  WHEREAS TWI has, by way of the Second Supplemental Indenture, unconditionally guaranteed the obligations of the Company under the Indenture (the "TWI Guarantee") and has, by way of the Third Supplemental Indenture, extended to the


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Holders of Securities certain rights and privileges in connection with the TWI
Guarantee;

                  WHEREAS TBS has, by way of the Fourth Supplemental Indenture, unconditionally guaranteed the obligations of the Company under the Indenture (the "TBS Guarantee") and has extended to the Holders of Securities certain rights and privileges in connection with the TBS Guarantee;

                  WHEREAS Section 901(5) of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of adding to the rights of the Holders of the Securities;

                  WHEREAS the Company proposes in and by this Sixth Supplemental Indenture to supplement and amend the Indenture in certain respects as it applies to Securities issued thereunder and TWI desires to unconditionally and irrevocably guarantee all monetary obligations of TBS under the TBS Guarantee (including obligations to the Trustee) and the full and punctual performance within applicable grace periods of all other obligations of TBS under the TBS Guarantee and the Securities (the "Additional TWI Guarantee", and together with the TWI Guarantee, the "TWI Guarantees") and to extend to the Holders of Securities certain rights and privileges in connection with the Additional TWI Guarantee; and

                  WHEREAS the Company, TWI and TBS have requested that the Trustee execute and deliver this Sixth Supplemental Indenture and all requirements necessary to make this Sixth Supplemental Indenture a valid instrument in accordance with its terms and to make the Additional TWI Guarantee the valid obligation of TWI, and the execution and delivery of this Sixth Supplemental Indenture has been duly authorized in all respects.

                  NOW THEREFORE, the Company, TWI, TBS and the Trustee hereby agree that the following Sections of this


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Sixth Supplemental Indenture supplement the Indenture with respect to Securities issued thereunder:

                  SECTION 1. Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

                  SECTION 2. The Additional TWI Guarantee. (a) TWI irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Indenture after the date of this Sixth Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of all monetary obligations of TBS under the TBS Guarantee (including obligations to the Trustee) and (ii) the full and punctual performance within applicable grace periods of all other obligations of TBS under the TBS Guarantee.

                  (b) TWI further agrees that the Additional TWI Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

                  (c) The obligation of TWI to make any payment hereunder may be satisfied by causing the Company or TBS to make such payment.

                  (d) TWI also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Additional TWI Guarantee.

                  (e) Any term or provision of this Sixth Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Additional TWI Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Sixth Supplemental Indenture, as it relates to TWI, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 3. Amendment to Defeasance upon Deposit of Funds or Government Obligations. The sentence following


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clause (5) of Section 403 of Article 4 of the Indenture is hereby supplemented and amended to read in its entirety as follows:

                  "If the Company, at its option, with respect to a series of Securities, satisfies the applicable conditions pursuant to either clause (a) or (b) above, then (x), in the event the Company satisfies the conditions to clause (a) and elects clause (a) to be applicable, TWI shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the TWI Guarantees of the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series and (y) in either case, TWI shall cease to be under any obligation to comply with any term, provision or condition set forth in Article Eight (and any other covenants applicable to such Securities that are determined pursuant to Section 301 to be subject to this provision), and clause
         (5)(ii) of Section 501 (and any other Events of Default applicable to such series of Securities that are determined pursuant to Section 301 to be subject to this provision) shall be deemed not to be an Event of Default with respect to such series of Securities at any time thereafter."

                  SECTION 4. This Sixth Supplemental Indenture. This Sixth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

                  SECTION 5. GOVERNING LAW. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. Counterparts. This Sixth Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.


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                  SECTION 7. Headings. The headings of this Sixth Supplemental
Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

                  SECTION 8. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, TWI and TBS, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture.

                  SECTION 9. Separability. In case any one or more of the provisions contained in this Sixth Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Sixth Supplemental Indenture or of the Securities, but this Sixth Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.


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                  IN WITNESS WHEREOF, the parties hereto have caused this Sixth
Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

                                              TIME WARNER COMPANIES, INC.,

                                                by /s/ Thomas W. McEnerney
                                                  -----------------------------
                                                  Name:  Thomas W. McEnerney
                                                  Title: Vice President

                                              TIME WARNER INC.,

                                                by /s/ Thomas W. McEnerney
                                                  -----------------------------
                                                  Name:  Thomas W. McEnerney
                                                  Title: Vice President

                                              TURNER BROADCASTING SYSTEM, INC.,

                                                by /s/ Thomas W. McEnerney
                                                  -----------------------------
                                                  Name:  Thomas W. McEnerney
                                                  Title: Vice President

                                              THE CHASE MANHATTAN BANK, as
                                              Trustee,

                                                by /s/ Richard Lorenzen
                                                  -----------------------------
                                                  Name:  Richard Lorenzen
                                                  Title: Senior Trust Officer



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